EXHIBIT 2.4(h)

                                   AMENDMENT NO. 1
                                         TO
                           REGISTRATION RIGHTS AGREEMENT

          AMENDMENT No. 1 (the "Amendment") dated April 4, 1997 among SITEL Corporation, a Minnesota corporation ("SITEL") and certain stockholders of SITEL listed on the signature pages hereto (each, a "Seller").

          WHEREAS, the parties hereto have previously entered into a Registration Rights Agreement dated September 3, 1996 (the "Registration Rights Agreement"); and

          WHEREAS, the parties hereto desire to supplement and amend the provisions of the Registration Rights Agreement in the manner set forth in this Amendment.

          NOW THEREFORE, in consideration of the mutual agreements contained herein, the payment by SITEL to the Sellers of the aggregate sum of 1(pound), and the payment by the Sellers to SITEL of the aggregate sum of 1(pound), the receipt and adequacy of which is hereby acknowledged by SITEL and the Sellers, the parties hereto agree as follows:

                                      ARTICLE I.
                                     DEFINITIONS

     1.1.  Definitions

     Terms used herein and not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Registration Rights Agreement shall from and after the effective date hereof refer to the Registration Rights Agreement as amended and supplemented hereby.

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                                      ARTICLE II.
                                       AMENDMENT

     2.1.  Section 3.4

    Section 3.4 of the Registration Rights Agreement is hereby amended in its entirety to read as follows:

               Holdback Agreements. Each Shareholder has voluntarily and irrevocably offered not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 180-day period beginning on, the effective date of such registration statement, other than the Registrable Securities to be sold pursuant to such registration statement, and SITEL has accepted such offer of each Shareholder in entering into this Agreement.

     2.2.  Section 3.5

    Section 3.5 of the Registration Rights Agreement is hereby amended in its entirety to read as follows:

          Additional Restrictions on Sale. Each Shareholder has voluntarily and irrevocably offered not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, prior to the public release of the results of the first 30 days of combined operations of SITEL and Mitre plc, and SITEL has accepted such offer of each Shareholder in entering into this Agreement.

                                    ARTICLE III.
                                   MISCELLANEOUS

          3.1. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law rules.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

                              SITEL CORPORATION

                          By: /s/ Barry S. Major
                          Name: Barry S. Major
                          Title: Chief Financial Officer

                          BURMEL HOLDINGS NV

                          By: /s/ Henk P. Kruithof
                          Name: Henk P. Kruithof
                          Title: Attorney

                          RAYMOND F. PIPE
                         /s/ Raymond F. Pipe

                          PETER L.R. GODFREY
                         /s/ Peter L.R. Godfrey

                          ANDREW J. TILLARD
                         /s/ Andrew J. Tillard

                          MARTIN J. SHIELDS
                         /s/ M.J. Shields

                         MARGOT E.O. BILTON
                         /s/ M.E.O. Bilton

                         KATHARINE M. MATHER
                         /s/ K.M. Mather

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                         JAMES C. WHITE
                         /s/ J.C. White

                         GLENN HURLEY
                         /s/ Glenn Hurley

                         THOMAS A. FITZHERBERT
                         /s/ Thomas A. Fitzherbert

                         MERIT GROUP NV (in liquidation), by its former shareholders:

                         HENK P. KRUITHOF
                        /s/ Henk P. Kruithof

                         M. VANBAELEN
                        /s/ M. Vanbaelen

                         J. BRAEM
                        /s/ J. Braem

                         T. VANPARYS
                        /s/ T. Vanparys

                         L. BOLLAERTS
                        /s/ L. Bollaerts

                         E. VAN DE POEL
                        /s/ E. Van De Poel

                         D. FRANS
                        /s/ Dirk Frans